SECURITIES PURCHASE AGREEMENT

The Securities Purchase Agreement (this "**Agreement**"), dated as of July 26, 2025, is entered into by and among Patriot National Bancorp, Inc., a Connecticut corporation (the "**Company**"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "**Purchaser**" and collectively, the "**Purchasers**").

RECITALS

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "**Securities Act**"), and Rule 506(b) of Regulation D ("**Regulation D**") as promulgated by the United States Securities and Exchange Commission (the "**Commission**") under the Securities Act.

B. Subject to the terms and conditions set forth in this Agreement, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of shares of (i) voting common stock, par value $0.01 per share, of the Company (the "**Common Stock**"), set forth below such Purchaser's name on the signature page of this Agreement (which shall be collectively referred to herein as the "**Purchased Shares,**" the "**Shares**" or the "**Securities**").

C. No Purchaser shall be entitled to purchase the Securities issuable at Closing that would cause such Purchaser (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act, each as defined below), to acquire, or to obtain the right to acquire, more than 9.99% of the outstanding shares of Common Stock or the voting securities of the Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute "control" under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

"**Action**" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition), or investigation pending or, to the Company's Knowledge, threatened against the Company, any Subsidiary, or any of their respective properties or any officer, director, or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director, or employee before or by any Governmental Entity.

"**Affiliate**" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"**Agreement**" shall have the meaning ascribed to such term in the Preamble.

"**Bank**" means Patriot Bank, N.A., a wholly owned Subsidiary of the Company.

"**Bank Regulatory Approvals**" means that a Purchaser shall have received, in its sole discretion, satisfactory feedback from the Federal Reserve and the OCC (which may be the absence of any communication from the Federal Reserve or the OCC, as applicable) that it will not have "control" of the Company or the Bank for purposes of the BHCA and that no notice is required under the CIBC Act (or if such notice is required, it has been submitted to the applicable Governmental Entity, and there has been no objection by such Governmental Entity after the expiration or earlier termination of any applicable waiting period), and Purchaser shall have submitted all other filings with and received all other approvals required by applicable Governmental Entities, in each case as necessary to permit Purchaser to hold up to 24.9% of any class of voting securities of the Company.

"**Board**" means the Board of Directors of the Company.

"**Burdensome Condition**" has the meaning set forth in Section 4.5.

"**Business Day**" means a day, other than a Saturday or Sunday, on which banks in the State of New York are open for the general transaction of business.

"**Certificate of Incorporation**" means the Certificate of Incorporation of the Company and all amendments thereto, as amended and corrected as of the date hereof.

"**CIBC Act**" means the Change in Bank Control Act of 1978.

"**Closing**" means the closing of the purchase and sale of the Shares pursuant to this Agreement.

"**Closing Date**" means the date on which the Closing shall occur, which (unless otherwise agreed by the Parties in writing).

"**Co-Lead Investors**" means investors listed in Schedule I attached hereto. The Co-Lead Investors are also Purchasers as such term is used in this Agreement.

"**Commission**" has the meaning set forth in the Recitals.

"**Common Stock**" has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

"**Company**" has the meaning set forth in the preamble.

"**Company Deliverables**" has the meaning set forth in Section 2.2(a).

"**Company's Knowledge**" means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable inquiry, of the Chief Executive Officer or Chief Financial Officer of the Company.

"**Control**" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management

and policies of a Person, whether through the ownership of voting securities, by contract or otherwise for purposes of the BHCA or the CIBC Act.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"FDIC" means the Federal Deposit Insurance Corporation.

"Federal Reserve" means the Board of Governors of the Federal Reserve System.

"GAAP" means U.S. generally accepted accounting principles as applied by the Company.

"Governmental Entity" means any court, administrative agency, arbitrator, or commission or other governmental or regulatory authority or instrumentality, whether federal, state, local, or foreign, and any applicable securities exchange or other self-regulatory organization.

"Law" means any federal, state, county, municipal or local ordinance, permit, concession, grant, franchise, law, statute, code, rule or regulation or any judgment, ruling, order, writ, injunction or decree promulgated by any Governmental Entity.

"Lead Party" means Steven Sugarman and his Affiliates. The Lead Party is also deemed to be a Purchaser and Co-Lead Investor, as such term is used in this Agreement. To the extent the Lead Party is also a Purchaser in this offering, it may also be referred to as **"Lead Investor"**.

"Lien" means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer or other restrictions of any kind.

"Material Adverse Effect" means any event, circumstance, change or occurrence that has had or would reasonably be expected to have (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the operations, results of operations, assets, liabilities, properties, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that clause (ii) shall not include the impact of (A) changes in banking and similar Laws of general applicability or interpretations thereof by any applicable Governmental Entity, (B) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes in general economic conditions, including interest rates, affecting banks generally, (D) the effects of any action or omission taken by the Company or the Bank expressly required by this Agreement or taken with the prior written consent of Purchaser, or (E) the public disclosure of this Agreement or the transactions contemplated hereby, except, with respect to clauses (A), (B) and (C), to the extent that the effect of such changes has a disproportionate impact on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks and their holding companies generally.

"OCC" means the Office of the Comptroller of the Currency.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or Governmental Entity.

"**Principal Trading Market**" means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

"**Proceeding**" means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"**Purchase Price**" means an amount equal to $0.75 per Share.

"**Purchased Shares**" has the meaning set forth in the Recitals.

"**Purchaser**" has the meaning set forth in the Preamble.

"**Purchaser Deliverables**" has the meaning set forth in Section 2.2(b).

"**Questionnaire**" has the meaning set forth in Section 2.2(b)(ii).

"**Regulation D**" has the meaning set forth in the Recitals.

"**Rule 144**" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"**Securities**" has the meaning set forth in the Recitals.

"**Securities Act**" has the meaning set forth in the Recitals.

"**Shares**" has the meaning set forth in the Recitals.

"**Subsidiary**" means any entity in which the Company or the Bank, directly or indirectly, owns 50% or more of the outstanding capital stock or otherwise has Control over such entity. For the avoidance of doubt, the Subsidiaries of the Company include the Bank.

"**Tax**" or "**Taxes**" mean (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.

"**Trading Day**" means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group, Inc. (including the OTC Pink); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

"**Trading Market**" means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Pink on which the Common Stock is listed or quoted for trading on the date in question.

"**Transaction Documents**" means this Agreement, the schedules and exhibits attached hereto, and any other documents or agreements executed by the Company or the Purchasers in connection with the transactions contemplated hereunder.

"**Transfer**" means, in respect of any Shares, property or other assets, any sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and to receive dividends or other income with respect thereto, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing.

"**Transfer Agent**" means Computershare Trust Company, N.A. or any successor transfer agent for the Company.

ARTICLE II
PURCHASE AND SALE

Section 2.1 Closing.

(a) Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, up to the number of Shares set forth below such Purchaser's name on the signature page of this Agreement at a per Share price equal to the Purchase Price, subject to a downward adjustment by the Company to ensure the Purchaser complies with Section 3.2(s) of this Agreement.

(c) Closing. Unless this Agreement has been terminated pursuant to Section 6.10 and subject to the satisfaction (or waiver, as applicable) of the conditions set forth in Article V and the delivery of the Company Deliverables and the Purchaser Deliverables, the Closing of the purchase and sale of the Shares shall take place remotely by electronic transmission of closing documents and signature pages on the Closing Date, or such other means and/or date as the parties may mutually agree.

Section 2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser (unless otherwise indicated) the following (the "**Company Deliverables**"):

(i) evidence of book entry of the Shares purchased by the Purchaser pursuant to this Agreement, registered in the name of such Purchaser or its nominee;

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the "**Purchaser Deliverables**"):

(i) a fully completed and duly executed Accredited Investor Questionnaire (the "**Questionnaire**") reasonably satisfactory to the Company, in the form attached hereto as Exhibit A.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as of the date of this Agreement, except for the representations and warranties that speak as of a specific date, which shall be made as of such date. Any reference in this Article III to "the date hereof" shall be deemed to refer to the date of this Agreement.

(a) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Securities in accordance with the terms hereof.

(c) No Other Representations or Warranties. The Company has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1. In particular, without limiting the foregoing disclaimer, neither the Company or any of its Subsidiaries nor any other person makes or has made any representation or warranty to the Purchaser or any of its Affiliates or representatives, except for the representations and warranties made by the Company in this Article III, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, the Bank or any of the Company's other Subsidiaries or their respective businesses or (ii) any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date of this Agreement to the Company as follows:

(a) Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser, and no further approval or authorization by any of such persons, as the case may be, is

required. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar Laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment, or decree (including federal and state securities Laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities Laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan, or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity. Such Purchaser is not a registered broker dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker dealer.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit A, and the information contained therein is complete and accurate as of the date thereof, as of the date hereof, and as of the Closing Date.

(e) Residency. Such Purchaser's office in which its investment decision with respect to the Securities was made is located at the address for such Purchaser set forth under such Purchaser's name on the signature page hereof.

(f) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Securities indefinitely if required, is able to bear the

economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment. Further, Purchaser understands that no representation is being made as to the future trading value or trading volume of the Securities.

(g) Access to Information. Such Purchaser is sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. Such Purchaser acknowledges that it has had the opportunity to review the disclosure materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and any such questions have been answered to such Purchaser's reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the representations and warranties contained in the Transaction Documents. Purchaser acknowledges that the Company has not made any representation, express or implied, with respect to the accuracy, completeness, or adequacy of any available information except that the Company has made the express representations and warranties contained in Section 3.1 of this Agreement,

(h) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to invest in the Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of the Company (or any of its agents, counsel, or Affiliates) or any other Purchaser or other Purchaser's business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the investment in the Securities constitutes legal, regulatory, tax, or investment advice. Such Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its investment in the Securities. Such Purchaser has not relied on the business, legal, or regulatory advice of the Company's agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(i) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgements, and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(j) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. Such Purchaser understands that the Securities are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC's Deposit Insurance Fund, or any other governmental entity.

(k) Trading. Such Purchaser acknowledges that there is a limited trading market for the Common Stock.

(l) Knowledge as to Conditions. Such Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained, solely with respect to facts or circumstances related to such Purchaser.

(m) Reliance. The Company will be entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (i) any Governmental Entity having jurisdiction over the Company and its Affiliates, and (ii) any interested party in any Proceeding with respect to the matters covered hereby, in each case, to the extent required by any Governmental Entity to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable Law.

(n) Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company, any Subsidiary of the Company, or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of such Purchaser.

(o) No General Solicitation. Such Purchaser is not investing in the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other form of "general solicitation" or "general advertising" (as such terms are used in Regulation D).

(p) No Agreements. Such Purchaser has not entered into any agreements with shareholders of the Company or other subscribers (i) for the purpose of controlling the Company or any Subsidiary or (ii) regarding voting or transferring Purchaser's interest in the Company.

(p) Antitrust and Other Consents, Filings, Etc. Assuming the accuracy of the Company's representations and warranties regarding its capitalization, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Entity or authority or any other person or entity in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, is necessary or required to be obtained or made by such Purchaser, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery, or performance by such Purchaser of this Agreement or the investment in the Securities contemplated hereby, other than passivity or anti-association commitments or other documentation that may be required by the Federal Reserve or other federal or state banking authority and except for such schedules or statements required to be filed with the Commission pursuant to Regulation 13D-G of the Exchange Act.

(q) Financial Capability. At the Closing, such Purchaser shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(r) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities and other activities with respect to the Securities by the Purchasers.

(s) Beneficial Ownership. The purchase by such Purchaser of the Securities issuable to it at the Closing will not result in such Purchaser (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act) acquiring, or obtaining the right to acquire, more than 9.99% of the outstanding shares of Common Stock or the voting securities of the Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute "control" under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), more than 9.99% of the outstanding shares of Common Stock or the voting securities of Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute "control" under the BHC Act or the CIBC Act of the Company on a post transaction basis that assumes that such Closing shall have occurred.

(t) No Other Representation. Such Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Purchased Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities Laws. In connection with any transfer of the Purchased Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor's expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement with respect to such transferred Shares.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c) or applicable Law:

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR

THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

(c) Removal of Legends. Upon the request of the holder, the restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate or book entry shares without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. The Purchaser shall have customary "piggy-back" registration rights to have any of the Shares issued to such Purchaser pursuant to this Agreement registered on any registration statement (other than other than pursuant to a registration statement on Form S-4 or Form S-8 or similar or successor forms). The Company shall promptly give written notice of such proposed registration to such Purchaser which shall offer such Purchaser the right to request inclusion of its Shares issued to such Purchaser pursuant to this Agreement in the proposed registration statement. The Purchaser shall have ten (10) days or such longer period as shall be set forth in the notice from the receipt of such notice to deliver the Company a written request specifying the number of Shares such Purchaser intends to sell. Upon receipt of a written request pursuant to this Section 4.1(c), the Company shall promptly use its commercially reasonable efforts to cause all such Shares to be registered, to the extent required to permit sale or disposition as set forth in the written request. The registration rights granted hereunder shall expire with respect to any portion of the Shares issued to the Purchaser pursuant to this Agreement which becomes eligible for sale pursuant to Rule 144.

(d) The Company shall cooperate, in accordance with reasonable and customary business practices with any and all transfers, whether by direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation or other transfer or disposition, for consideration or otherwise, whether voluntarily or involuntarily, by operation of law or otherwise, by the Purchasers or any of their respective successors and assigns of the Shares and other shares of Common Stock such party may beneficially own prior to or subsequent to the date hereof.

Section 4.2 Blue Sky. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" Laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or "Blue Sky" Laws of the states of the United States following the Closing Date.

Section 4.3 Limitation on Beneficial Ownership. No Purchaser (and its Affiliates or any other Persons with which it is acting in concert) shall be entitled to purchase a number of Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule

13d-3 under the Exchange Act) at the Closing of more than 9.99% of the number of shares of the Company's voting securities issued and outstanding.

Section 4.4 Avoidance of Control.

(a) Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHCA)) shall have the ability to purchase or exercise any voting rights of any securities in excess of 9.99% of the outstanding shares of any class of voting securities of the Company.

(b) Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission, or recapitalization to the extent of such Purchaser's pro rata proportion) that would reasonably be expected to pose a substantial risk that (a) a Purchaser's equity securities of the Company (together with equity securities owned by such Purchaser's affiliates (as such term is used under the BHCA) would exceed 33.3% of the Company's total equity or (b) a Purchaser's ownership of any class of voting securities of the Company (together with the ownership by such Purchaser's affiliates (as such term is used under the BHCA) of voting securities of the Company) would (i) exceed 9.99%, in each case without the prior written consent of such Purchaser and receipt of any required Bank Regulatory Approvals, or (ii) increase to an amount that would constitute "control" under the BHCA, the CIBC Act, any applicable provisions of the Laws of the State of Connecticut, or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to "control" the Company under and for purposes of the BHCA, the CIBC Act, any applicable provisions of the Laws of the State of Connecticut, or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its respective Affiliates (as such term is used under the BHCA)) shall have the ability to purchase more than 33.3% of the Company's total equity or exercise any voting rights of any class of securities in excess of 9.99% of any outstanding class of voting securities of the Company.

(c) In the event either the Company or any Purchaser breaches its obligations under this Section 4.4, or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other party hereto and shall cooperate in good faith with such other party to promptly modify any ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach; provided that no such modification shall require any Purchaser to increase or decrease its ownership interest in the Company without the consent of such other Purchaser.

Section 4.5 Filings; Other Actions. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, will reasonably cooperate and consult with the other and use commercially reasonable efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, to provide evidence of non-control of the Company and the Bank, as requested by the applicable Governmental Entity, including executing and delivering to the applicable Governmental Entities customary passivity commitments, disassociation commitments, and commitments not to act in concert, with respect to the Company or the Bank, and to obtain all necessary and customary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, in each case, (i) necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, in each

case required by it, and (ii) with respect to a Purchaser, to the extent typically provided by such Purchaser to such third parties or Governmental Entities, as applicable, under such Purchaser's policies consistently applied, to the extent such Purchaser has such policies, and subject to such confidentiality requests as such Purchaser may reasonably seek. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 4.5. Each Purchaser, with respect to itself only, and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information (other than confidential information related to such Purchaser and any of its respective Affiliates), which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided that (i) for the avoidance of doubt, no Purchaser shall have the right to review any such information relating to another Purchaser and (ii) a Purchaser shall not be required to disclose to the Company or any other Purchaser any information that is confidential and proprietary to such Purchaser, its Affiliates, its investment advisors, or its or their control persons or equity holders. In exercising the foregoing right, the parties hereto agree to act reasonably and as promptly as practicable. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, agrees to keep each other reasonably apprised of the status of matters referred to in this Section 4.5. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, shall promptly furnish each other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement; provided, that the party delivering any such document may redact any confidential information contained therein or information that cannot be shared under applicable Laws. Notwithstanding anything in this Section 4.5 or elsewhere in this Agreement to the contrary, no Purchaser shall be required to provide to any Person pursuant to this Agreement any of its, its Affiliates', its investment advisors' or its or their control persons' or equity holders' nonpublic, proprietary, personal, or otherwise confidential information including the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or their investment advisors. Notwithstanding anything to the contrary in this Section 4.5, no Purchaser shall be required to perform any of the above actions if such performance would constitute or could reasonably be expected to result in any restriction or condition that such Purchaser determines, in its reasonable good faith judgment, (i) is materially and unreasonably burdensome, or (ii) would reduce the benefits of the transactions contemplated hereby to such Purchaser to such a degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date of this Agreement (any such condition or restriction, a "**Burdensome Condition**"); for the avoidance of doubt, any requirement to disclose the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

Section 5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which (other than any required regulatory approvals, the receipt of which cannot be waived) may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or Governmental Entity of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or restricts any Purchaser or any of a Purchaser's Affiliates from owning or voting any securities of the Company in accordance with the terms thereof.

Section 5.2 Conditions Precedent to the Obligations of the Company to Sell Shares. The Company's obligation to sell and issue the Shares to each Purchaser at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Intentionally omitted.

Section 6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other parties such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section 6.3 prior to 5:00 p.m., Eastern time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 p.m., Eastern time, on any Trading Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Trading Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Patriot National Bancorp, Inc. 900 Bedford Street Stamford, CT 06901 Attention: Michael Carrazza Email: Chairman of the Board of Directors
With a copy to:	Blank Rome LLP One Logan Square Philadelphia, PA 19103 Attention: Alan Zeiger, Esq. and Yelena Barychev, Esq. Email: alan.zeiger@blankrome.com yelena.barychev@blankrome.com
If to a Purchaser:	American Bank, Inc 615 Waterfront Drive Suite 501 Allentown PA 18102 Attention: Mark W. Jaindl Email: mjaindl@ambk.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4 Amendments; Waivers; No Additional Consideration. Any term of this Agreement may be amended, waived or terminated only with the prior written consent of the Company and Purchasers of a majority in interest of the Shares (or, in the case of provisions that grant rights to the Lead Investor or Co-Lead Investors, with the prior written consent of the Lead Investor or the holders of a majority in interest of the Shares held by the Co-Lead Investors, as applicable); provided, however, that if any amendment, waiver or termination operates in a manner that treats any other Purchaser different in any material respect from other Purchaser, the consent of such Purchaser shall also be required for such amendment, waiver or termination. Any such amendment, waiver or termination shall be binding on all Purchasers, as applicable. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or

modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

Section 6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of such Purchaser and/or to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable Law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the "Purchasers."

Section 6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall occur, on an exclusive basis, in the state or federal courts located in the City, County and State of New York (the "**New York Courts**"). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. **EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.**

Section 6.9 Survival. All representations and warranties of the Purchasers set forth in Section 3.2 shall survive for a period of 18 months following the Closing and the delivery of the Shares.

Section 6.10 Termination.

(a) This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing:

(i) by mutual written agreement of the Company and any Purchaser (with respect to itself only);

(ii) by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iii) by the Company (with respect to a Purchaser), upon written notice to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.2(a) or Section 5.2(b) would not be satisfied;

Section 6.11 Effects of Termination. In the event of any termination of this Agreement as provided in Section 6.10, this Agreement (other than this Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 6.12 Waiver of Fiduciary Obligations; Informed Consent. By executing this Agreement, each Purchaser does hereby:

(a) acknowledge and understand that the Lead Party is controlled by Steven Sugarman who is also is an "Of Counsel" attorney at Michelman & Robinson, LLP ("**M&R**"), the law firm that has acted as legal counsel to the Lead Party in the transaction contemplated by this Agreement, and the Lead Party has not acted nor is acting as an attorney in connection with such transaction and none of his communications with any Purchaser should be construed as legal advice.

(b) acknowledge and understand that actual or potential conflicts of interest may exist or arise by reason of Mr. Sugarman also serving as an officer of the Company and/or member of the Board;

(c) acknowledge and agree that Mr. Sugarman in his capacity as an officer of the Company and/or member of the Board does not owe any fiduciary or other duty to the Purchasers, other than such non-waivable fiduciary duties imposed upon directors and officers under the laws of the State of Connecticut and applicable banking laws and regulations;

(d) waive any actual or potential conflicts of interest in connection with M&R acting as legal counsel to the Lead Investor in connection with the transactions contemplated by this Agreement and by their execution of this Agreement give their informed written consent to the foregoing acknowledgements in this Agreement; and

(e) acknowledge and understand that each such Purchaser is encouraged to seek independent legal counsel to review the terms of the transaction contemplated by this Agreement and ensure that such Purchaser's interests are protected. By his, her or its signature hereto, each such Purchaser acknowledges the fact that such Purchaser has consulted, or has had the opportunity to consult, with the legal counsel of his, her or its choice prior to his, her or its execution of this Agreement.

Section 6.13 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.14 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 6.15 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company shall be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

Section 6.17 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy Law, state or federal Law, common Law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.18 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Section 6.19 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 6.20 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including "confidential supervisory information" as defined in 12 C.F.R. § 261.2(b), "non-public OCC information" as defined in 12 C.F.R. § 4.32(b) and "exempt information" as defined in 12 C.F.R. § 309.5(g)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PATRIOT NATIONAL BANCORP, INC.

By: FK Staudmyer

Name: Frederick K. Staudmyer

Title: EVP & Corp. Sec'y/CAO

[Signature Page to Securities Purchase Agreement]

By: [signature]

Name: Mark W. Jaindl
Title: President and CEO
Aggregate Purchase Price: $803,443.34 (pursuant to the conversion of the 8.50% Fixed Rate Senior Note Due April 15, 2028)

Aggregate Number of shares of Common Stock to be Acquired at Closing: 1,071,258

Tax ID No.: 01-0593266

Address for Notice:

615 Waterfront Drive
Suite 501
Allentown, PA 18102
Telephone No: 484-264-0857

Facsimile No: ____________________

E-mail Address: mjaindl@ambk.com

Attention: Mark W. Jaindl

[Signature Page to Securities Purchase Agreement]

Delivery Instructions: N/A
(if different than above)
c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to Securities Purchase Agreement]